CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of BlackRock Funds III of our reports dated February 24, 2022, relating to the financial statements and financial highlights, which appear in iShares MSCI Total International Index Fund’s and iShares Russell 1000 Large-Cap Index Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2021.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of Master Investment Portfolio of our reports dated February 24, 2022, relating to the financial statements and financial highlights, which appear in Total International ex U.S. Index Master Portfolio’s and Large Cap Index Master Portfolio’s Annual Reports on Form N-CSR for the year then ended December 31, 2021.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 25, 2022